Exhibit 10.1

CONSENT AND ACKNOWLEDGEMENT OF MERGER AGREEMENT LETTER AGREEMENT

December 30, 2022

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being entered into by and between Wentworth Management Services LLC, a Delaware limited liability company (the “Company”), Kingswood Acquisition Corp., a Delaware corporation (“SPAC”) and Binah Capital Group, Inc., a Delaware corporation, and a wholly owned subsidiary of SPAC (“Holdings”). Reference is made to that certain Agreement and Plan of Merger, dated as of July 7, 2022 (the “Merger Agreement”), by and between SPAC, the Company, Holdings, and the other parties thereto, relating to the proposed business combination between SPAC, Holdings, and the Company. All capitalized terms used herein shall have the respective meanings given to them in the Merger Agreement unless specifically defined herein.

In order to induce the SPAC, Holdings and the Company to proceed with the consummation of the transactions contemplated in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   SPAC, Holdings, and the Company hereby acknowledge and agree that Termination Date as defined in the Merger Agreement shall be revised from “December 30, 2022” to “June 30, 2023”.

2.                   This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written, or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.                   No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, except as provided above. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

4.                   This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.                   This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first above written.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
	Name:	Michael Nessim
	Title:	Chief Executive Officer

WENTWORTH MANAGEMENT SERVICES LLC

By:	/s/ Craig Gould
	Name:	Craig Gould
	Title:	President

BINAH CAPITAL GROUP, INC.

By:	/s/ Michael Nessim
	Name:	Michael Nessim
	Title:	Chief Executive Officer

[Signature Page to the Merger Agreement Side Letter]